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                                                                    EXHIBIT 10.4

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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     This document is to amend the Employment Agreement (the "Agreement"), entered into as of October 18, 1999, by and between Total Renal Care Holdings, Inc. (now known as DaVita Inc.) (the "Company") and Kent J. Thiry ("Executive"). Specifically, the parties agree to amend the Agreement as follows:

     1.  Section 2.3(b) is deleted and replaced with the following:

     "The Bonus for each year shall be paid within 75 days after the last day of such year. Executive must be employed by the Company (or an affiliate) on the date any Bonus is paid to be eligible to receive such Bonus and, if Executive is not employed by the Company (or an affiliate) on the date any Bonus is paid for any reason whatsoever, Executive shall not be entitled to receive such Bonus, provided, however, that in the event Executive dies or is terminated by the
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Company by reason of Disability (as defined below), Executive (or his estate)
shall be entitled to receive, at such time as bonuses for such year are otherwise paid, a pro rated Bonus for that portion of any year prior to such termination (or for the whole year and a portion of a year if such termination occurs after December 31 of any year and prior to the date on which the Bonus for such year is paid) regardless of whether Executive is employed on the date such Bonus is paid; and provided further, that, in the event Executive is
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terminated without Material Cause as defined below) or resigns following
Constructive Discharge (as defined below) at any time, Executive shall be entitled to receive a Bonus for the year in which such termination occurs equal to the average Bonus (excluding any extraordinary or special bonuses paid in addition to the annual performance Bonus) that he received for the two immediately preceding calendar years multiplied by 2.99 (if such termination occurs prior to December 31, 2000, Executive shall receive a Bonus equal to the guaranteed calendar year 2000 bonus ($500,000) multiplied by 2.99; if such termination occurs prior to December 31, 2001, Executive shall receive a Bonus equal to the Bonus received for the calendar year 2000 multiplied by 2.99), which Bonus shall be payable within five (5) business days after the effective date of such termination."

     2.  Section 3.3 is deleted and replaced with the following:

     "Other Termination.  The Company may terminate the employment of Executive
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prior to the expiration of the Term for any reason or for no reason at any time upon at least thirty (30) days' advance written notice. If the Company terminates the employment of Executive prior to the expiration of the Term other than for Material Cause or Disability, or if Executive resigns within sixty (60) days following Constructive Discharge (as defined below), Executive shall (i) be entitled to receive the Base Salary and benefits as set forth in Section 2.1 and
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Section 2.2, respectively, through the effective date of such termination, (ii)
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be entitled to receive the Bonus provided for in Section 2.3(b), (iii) be
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entitled to receive a lump-sum payment equal to the Base Salary in effect as of the date of such termination multiplied by 2.99, (iv) be entitled to continue to
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receive for the two-year period following the effective date of such termination
(the "Severance Period") the health insurance benefits set forth in Section 2.2
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to the extent such benefits can be provided under the Company's health insurance policies and programs in effect at the effective time of such termination and, to the extent such benefits cannot be provided under such policies and programs, the Company shall purchase for Executive reasonably equivalent health insurance benefits during the Severance Period, subject to the limitation set forth below, and (v) not be entitled to receive any other compensation, benefits, or payments of any kind, except as otherwise required by law or by the terms of any benefit or retirement plan or other arrangement that would, by its terms, apply. The foregoing notwithstanding, in the event Executive accepts employment with another employer during the Severance Period, (x) Executive shall immediately notify the Company of such employment, and (y) the Company's obligation to continue to provide certain health insurance benefits pursuant to clause (iv) of the immediately preceding sentence shall cease."

     In all other respects, and with the exception of the previous amendment, the Agreement remains unchanged and in full force and effect.


     DAVITA INC.



     By  /s/ Richard B. Fontaine                 11/28/00
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         Richard B. Fontaine, Director             Date


     EXECUTIVE



     By  /s/ Kent J. Thiry                       11/20/00
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         Kent J. Thiry                             Date